UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                  June 1, 2015
                Date of Report (Date of earliest event reported)


                                   ARTEX CORP
             (Exact name of registrant as specified in its charter)

          Nevada                       333-196109                41-2282815
(State or other jurisdiction          (Commission               (IRS Employer
     of incorporation)                File Number)           Identification No.)

1255 W. Rio Salado Parkway, Suite 215, Tempe, Arizona              85281
     (Address of principal executive offices)                    (Zip Code)

                                + 1 480-830-2700
              (Registrant's telephone number, including area code)

                     Ciechocin 28, Ciechocin 87-100, Poland
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

On May 29, 2015, a change in control of Artex Corp. (the "Company") occurred by virtue of the Company's largest shareholder, Jacek Niezgoda selling 3,500,000 shares of the Company's common stock to Speed Flyer Limited, a Seychelles corporation. Such shares represent 62.5% of the Company's total issued and outstanding shares of common stock. As part of the sale of the shares, Speed Flyer Limited arranged with the resigning member of the Company's Board of Directors (see Item 5.02 below), to appoint Guo Chuang Cheng as the sole officer and director of the Company.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective May 29, 2015, the Company accepted the resignations of Jacek Niezgoda as the sole officer of the Company and as a member of the Company's board of directors. The resignation of Mr. Niezgoda was not due to any disagreement with the Company on any matter relating to its operations, policies or practices. Simultaneously, Guo Chang Cheng, was elected as the as the Company's Chief Executive Officer, Secretary, Treasurer and a member of the Board of Directors. In addition, Mr. Guo is the control person of Speed Flyer Limited.

BIOGRAPHY

Mr. Guo has served in several leadership positions, including Speed Flyer Limited. He is experienced in management of emerging companies.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTEX CORP.

DATE: June 1, 2015


By: /s/ Guo Chuang Cheng
   ------------------------------------
Name:  Guo Chuang Cheng
Title: Chief Executive Officer

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